                                                                    Exhibit 12.1

Grove Investors LLC
Computation of Ratio of Earnings to Fixed Charges
(dollars in thousands)

                                                                          Predecessor
                                       ---------------------------------------------------------------------------------
                                                           Fiscal Year Ended                  Seven Months  Three Months
                                       -------------------------------------------------------    Ended        Ended
                                       October 1,  September 30,  September 28,  September 27,  April 28,   December 27,
                                          1994        1995           1996           1997          1998         1997
                                         ------      -------        -------        -------       -------      -------
Earnings (loss) before income taxes      $4,203      $35,782        $47,636        $68,469       $11,346      $10,453

Interest expense                          3,170        2,614          3,326          2,042         2,437          478

Amortization of deferred
  financing costs                          --           --             --             --            --           --

Portion of rent expense
  representative of interest (a)            832          535            935          1,162           739          386
                                         ------      -------        -------        -------       -------      -------

Earnings before fixed charges            $8,205      $38,931        $51,897        $71,673       $14,522      $11,317
                                         ======      =======        =======        =======       =======      =======


Fixed charges:
  Interest expense                       $3,170      $ 2,614        $ 3,326        $ 2,042       $ 2,437      $   478

Amortization of deferred
  financing costs                          --           --             --             --            --           --

  Portion of rent expense
     representative of interest (a)         832          535            935          1,162           739          386
                                         ------      -------        -------        -------       -------      -------

     Total fixed charges                 $4,002      $ 3,149        $ 4,261        $ 3,204       $ 3,176      $   864
                                         ======      =======        =======        =======       =======      =======

Ratio of earnings to fixed charges          2.1         12.4           12.2           22.4           4.6         13.1
                                         ======      =======        =======        =======       =======      =======

                                                    Company
                                          --------------------------
                                          Five Months   Three Months
                                             Ended          Ended
                                           October 3,    January 2,
                                             1998           1999
                                           --------       --------
Earnings (loss) before income taxes        $(25,327)      $(16,822)

Interest expense                             22,987         13,161

Amortization of deferred
  financing costs                               884            652

Portion of rent expense
  representative of interest (a)                788            343
                                           --------       --------

Earnings before fixed charges              $   (668)      $ (2,066)
                                           ========       ========


Fixed charges:
  Interest expense                         $ 22,987       $ 13,161

Amortization of deferred
  financing costs                               884            652

  Portion of rent expense
     representative of interest (a)             788            343
                                           --------       --------

     Total fixed charges                   $ 24,659       $ 14,156
                                           ========       ========

Ratio of earnings to fixed charges              (b)            (c)
                                           ========       ========

(a)  Deemed to be one-third of interest expense
(b) Earnings before fixed charges were insufficient to cover fixed charges by $25,327 for the five months ended October 3, 1998. Earnings for the five months October 3, 1998 include non-cash charges of $23,871.
(c) Earnings before fixed charges were insufficient to cover fixed charges by $16,822 for the three months ended January 2, 1999. Earnings for the three months January 2, 1999 include non-cash charges of $13,813.